As filed with the Securities and Exchange Commission on January 14, 2025

Registration Statement No. 333-283907

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRX Gold Corporation

(Exact name of Registrant as specified in its charter)

Alberta

(Province or other jurisdiction of incorporation or organization)

1041

(Primary Standard Industrial Classification Code Number (if applicable))

N/A

(I.R.S. Employer Identification Number (if applicable))

277 Lakeshore Road East, Suite 403

Oakville, Ontario Canada L6J 1H9 (844) 364-1830

(Address and telephone number of Registrant’s principal executive offices)

National Registered Agents, Inc.

1015 15th Street, N.W., Suite 1000

Washington, DC 20005 (202) 572-3133

(Name, address (including zip code) and telephone number (including area code)

of agent for service in the United States)

Daniel B. Eng Lewis Brisbois Bisgaard & Smith LLP 45 Fremont Street Suite 3000 San Francisco, CA 94105 Telephone: (415) 262-8508	Stephen Mullowney Chief Executive Officer 277 Lakeshore Road East, Suite 403 Oakville, Ontario Canada L6J 1H9 Telephone: (647) 515-3310	Carmen Diges Evan Strong REVlaw 82 Richmond Street East Toronto, Ontario M5C 1P1 Phone: (905) 399-4492

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	■ at some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

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3.	■ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ■

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

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PART I — INFORMATION REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces and territories of Canada, other than the province of Québec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. TRX Gold Corporation has filed a registration statement on Form F-10 with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended, with respect to these securities. See “Plan of Distribution”.

This Prospectus may qualify an "at-the-market distribution", as such term is defined in National Instrument 44- 102 – Shelf Distributions.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of TRX Gold Corporation at 277 Lakeshore Road East, Suite 403, Oakville, Ontario, L6J 1H9, telephone 1.647.515.3310, and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	January 10, 2025

TRX Gold Corporation

US$100,000,000

Common Shares
Debt Securities
Warrants
Units

TRX Gold Corporation (the “Company”) may offer for sale and issue from time to time, in any combination: (i) Common Shares of the Company (“Common Shares”); (ii) debt securities of the Company (“Debt Securities”); (iii) Warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); or (iv) securities comprised of one or more of Common Shares, Debt Securities and/or Warrants offered together as a unit (“Units”, and together with the Common Shares, the Debt Securities and the Warrants, the “Securities”) up to an aggregate initial offering price of US$100,000,000 (or its equivalent in Canadian dollars or any other currency or currency unit used to denominate the Securities) during the 25-month period that this short form base shelf prospectus (this “Prospectus”), including amendments hereto, remains effective.

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The Company has filed a registration statement on Form F-10, as amended (File No. 333-283907) (the “U.S. Registration Statement”), with respect to the offerings of the Securities with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). .

The specific terms of any Securities offered will be described in one or more shelf prospectus supplements (collectively or individually, as the case may be, a “Prospectus Supplement”), and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price and any other specific terms; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, whether payment on the Debt Securities will be senior or subordinated to the issuer’s other liabilities and obligations, denomination (which may be in U.S. dollars or any other currency or in units based on or relating to foreign currencies), maturity date, interest rate (which may be fixed or variable) or method of determining the interest rates, any conversion or exchange rates attached to the Debt Securities, whether the issuer may redeem the Debt Securities at its option, whether the Debt Securities will be secured by any of the Company’s assets or guaranteed by one or more affiliates or associates of the Company and any other specific terms; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company and any other specific terms; and (v) in the case of Units, the number of Units being offered, the offering price, the terms of the Common Shares, Debt Securities and/or Warrants, as the case may be, underlying the Units, and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

This Prospectus may qualify an "at-the-market distribution", as such term is defined in National Instrument 44- 102 – Shelf Distributions ("NI 44-102") of the Common Shares. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be "at-the-market distributions", including sales made on existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See "Plan of Distribution".

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Securities.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in the home country of the Company. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Registrant is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Registrant and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company may sell Securities to or through underwriters or dealers purchasing as principals and may also offer and sell the Securities to one or more purchasers directly or through agents, subject to any exemption from registration requirements, from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of Securities, and will set forth the method of distribution of such Securities, including, to the extent applicable, the proceeds to the Company and any fees, discounts or other compensation payable to such underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of Securities other than an “at-the-market distribution” (unless otherwise specified in the relevant Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate or of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot securities in connection with such distribution or affect any other transactions that are intended to stabilize or maintain the market price of the Securities. In the event of an underwritten offering of Securities, in certain circumstances, the underwriters, dealers or agents may offer the Securities at a price lower than the offering prices stated in the applicable Prospectus Supplement. See "Plan of distribution.”

The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “TRX” and on the NYSE American (the “NYSE American”) under the symbol “TRX”. The closing price of the Common Shares on the TSX on January 9, 2025 and on the NYSE American on January 8, 2025 , the last trading day before the date of this Prospectus, was Cdn$0.485 and US$0.3349, respectively, per Common Share.

There is no market through which the Debt Securities, Warrants or Units may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of the Debt Securities, Warrants and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. See “Risk Factors — No Market for Debt Securities, Warrants or Units”.

An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Company’s business, the present stage of development of its mineral projects and the fact that the Company does not yet have revenue-generating activities. Prospective investors should carefully consider the risk factors described in and incorporated by reference into this Prospectus. See “Cautionary Statement regarding Forward-Looking Information” and “Risk Factors” in this Prospectus.

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

The Company’s registered address is 400 3rd Avenue SW, Suite 3700, Calgary, AB T2P 4H2, and head office is located at 277 Lakeshore Road East, Suite 403, Oakville, Ontario, L6J 1H9.

TABLE OF CONTENTS

GENERAL MATTERS	1
DOCUMENTS INCORPORATED BY REFERENCE	1
NOTICE TO INVESTORS REGARDING IFRS	2
RESOURCE AND RESERVE ESTIMATES	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	3
THE COMPANY	4
RECENT DEVELOPMENTS	5
CONSOLIDATED CAPITALIZATION	5
USE OF PROCEEDS	5
PLAN OF DISTRIBUTION	5
EARNING COVERAGE RATIO	6
PRIOR SALES	6
DIVIDEND POLICY	6
DESCRIPTION OF COMMON SHARES	6
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF UNITS	10
TRADING PRICE AND VOLUME	11
CERTAIN INCOME TAX CONSIDERATIONS	11
INTERESTS OF EXPERTS	11
AUDITORS, TRANSFER AGENT AND REGISTRAR	11
RISK FACTORS	12
ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS	18

GENERAL MATTERS

In this prospectus, references to “TRX”, the “Company”, “we”, “us” and “our” refers, collectively, to TRX Gold Corporation and its subsidiaries.

DOCUMENTS INCORPORATED BY REFERENCE

Under the multi-jurisdictional disclosure system adopted by Canada and the United States, information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in the provinces and territories of Canada and filed with the SEC. Copies of the documents incorporated in this Prospectus by reference may be obtained on request without charge from the Corporate Secretary of the Company 277 Lakeshore Road East, Suite 403, Oakville, Ontario, L6J 1H9. In addition, copies of the documents incorporated by reference herein may be obtained from the securities commissions or similar authorities in Canada through SEDAR+ at www.sedarplus.ca. and on EDGAR, which can be accessed electronically at www.sec.gov/edgar.

The following documents of the Company, filed with the securities commissions or similar authorities in the provinces and territories of Canada and with the SEC, are specifically incorporated by reference into and form an integral part of this Prospectus:

a)	the material change report dated December 6, 2024 regarding the appointment of Richard Boffey as Chief Operating Officer and the resignation of Andrew Cheatle as Chief Operating Officer and Director of the Company, filed on SEDAR+ on December 6, 2024;

b)	the audited consolidated financial statements of the Company for the years ended August 31, 2024 and 2023, together with the notes thereto and the auditor’s report thereon (the “Annual Financial Statements”), filed on SEDAR+ on November 29, 2024 (incorporated by reference to Exhibit 99.2 of registrant’s Annual Report on Form 40-F for the fiscal year ended August 31, 2024, filed with the SEC on November 29, 2024);

c)	the management’s discussion and analysis of the financial condition and results of operations of the Company for the year ended August 31, 2024 (the “Annual MD&A”), filed on SEDAR+ on November 29, 2024 (incorporated by reference to Exhibit 99.3 of registrant’s Annual Report on Form 40-F for the fiscal year ended August 31, 2024, filed with the SEC on November 29, 2024);

d)	the Company’s annual information form for the fiscal year ended August 31, 2024 (the “AIF”), filed on SEDAR+ on November 29, 2024 (incorporated by reference to Exhibit 99.1 of registrant’s Annual Report on Form 40-F for the fiscal year ended August 31, 2024, filed with the SEC on November 29, 2024);

e)	the notice of meeting and management information circular of the Company dated January 15, 2024, distributed in connection with the annual and special meeting of shareholders held on February 29, 2024 (the “Circular”), filed on SEDAR+ on January 30, 2024 (incorporated by reference to Exhibit 99.1 of registrant’s Form 6-K for the month of March 2024 filed with the SEC on March 14, 2024); and

f)	the Company’s National Instrument 43-101 (“NI 43-101”) Independent Technical Report – Updated Mineral Resource Estimate for the Buckreef Gold Mine Project, Tanzania, East Africa, filed on SEDAR+ on June 23, 2020 (incorporated by reference to Form 6-K for the month of June 2020 filed with the SEC on June 25, 2020, as amended on July 20, 2021);

However, these documents are not incorporated by reference to the extent their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

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Any documents of the type required by section 11.1 of Form 44-101F1 of National Instrument 44- 101 — Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus, if filed by the Company with the securities commissions or similar regulatory authorities in the provinces and territories of Canada in which this Prospectus has been filed subsequent to the date of this Prospectus and prior to the termination of the distribution, shall be deemed to be incorporated by reference in this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and related annual audited financial statements and the management’s discussion and analysis in respect thereof being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual audited financial statements, all interim unaudited financial statements and the management’s discussion and analysis in respect thereof, material change reports and business acquisition reports filed by the Company prior to the commencement of the Company’s fiscal year in which the new annual information form was filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon an interim unaudited financial statements and the management’s discussion and analysis in respect thereof being filed by the Company with the applicable securities regulatory authorities during the currency of this Prospectus, all interim unaudited financial statements and the management’s discussion and analysis in respect thereof filed prior to the new interim unaudited financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular relating to an annual meeting of shareholders of the Company being filed by the Company with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of any Securities, updated disclosure of earnings interest coverage ratios (if applicable) and any additional or updated information that the Company may elect to include (provided that such information does not describe a material change that has not already been the subject of a material change report or a prospectus amendment) will be delivered to purchasers of such Securities, together with this Prospectus, and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement, but only for purposes of the offering of such Securities covered by that Prospectus Supplement.

NOTICE TO INVESTORS REGARDING IFRS

The Company prepares its financial statements in accordance with IFRS. The Annual Financial Statements and the corresponding Annual MD&A, incorporated by reference in this Prospectus, have been prepared in accordance with IFRS.

RESOURCE AND RESERVE ESTIMATES

This Prospectus and the documents incorporated by reference herein have been prepared in accordance with Canadian standards for the reporting of mineral resource and mineral reserve estimates, which differ from the previous and current standards of the United States securities laws. In particular, and without limiting the generality of the foregoing, the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “inferred mineral resources,”, “indicated mineral resources,” “measured mineral resources” and “mineral resources” used or referenced in this Prospectus and the documents incorporated by reference herein are Canadian mineral disclosure terms as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”).

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For United States reporting purposes, the SEC has adopted amendments to its disclosure rules (the “SEC Modernization Rules”) to modernize the mining property disclosure requirements for issuers whose securities are registered with the SEC under the U.S. Exchange Act. The SEC Modernization Rules more closely align the SEC’s disclosure requirements and policies for mining properties with current industry and global regulatory practices and standards, including NI 43-101, and replace the historical property disclosure requirements for mining registrants that were included in Industry Guide 7 under the U.S. Securities Act. As a foreign private issuer that is eligible to file reports with the SEC pursuant to the MJDS, the Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and provides disclosure under NI 43-101 and the CIM Definition Standards. Accordingly, mineral reserve and mineral resource information contained or incorporated by reference herein may not be comparable to similar information disclosed by United States companies. As a result of the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be “substantially similar” to the corresponding definitions under the CIM Standards, as required under NI 43-101.

United States investors are cautioned that while the above terms are “substantially similar” to the corresponding CIM Definition Standards, there are differences in the definitions under the SEC Modernization Rules and the CIM Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under the standards adopted under the SEC Modernization Rules.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain information in this Prospectus and the documents incorporated by reference herein may constitute “forward-looking information”, as such term is used in applicable Canadian securities legislation, about the Company including its financial condition, results of operations, business strategies, operating efficiencies, synergies, revenue enhancements, competitive positions, plans and objectives of management and growth opportunities of the Company, various matters with respect to the markets for Common Shares and Debt Securities and other matters. Forward-looking information generally can be identified by the use of words such as “outlook”, “objective”, “may”, “might”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “should”, “plans”, “continue” or similar expressions suggesting future outcomes or events.

Material factors or assumptions that were applied in providing forward-looking information, include, but are not limited to the Company’s future growth potential, its results of operations, future cash flows, the continued performance and business prospects and opportunities of the Company, the completion of certain transactions, the Company’s ability to continue to develop and grow, the Company’s future levels of indebtedness, and the tax laws as currently in effect remaining unchanged and the current general regulatory environment and economic conditions remaining unchanged. Many of these factors or assumptions could affect the Company’s actual results and could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statement made by the Company or on its behalf.

Forward-looking information contained in this Prospectus reflects management’s current expectations regarding future events and operating performance and speaks only as of the date of this Prospectus. Such forward-looking information is based on currently available competitive, financial and economic data and operating plans and is subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or general industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Examples of such forward-looking information include, but are not limited to, statements with respect to the following:

•	the ability to achieve production, cost and capital guidance;

•	the ability to advance drill plans;

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•	the success of mining, processing, exploration and development activities;

•	the Company’s ability to generate sufficient cash flow to service its debt obligations or implement its business plan, including financing internal or external growth opportunities;

•	the estimation and realization of mineral reserves and mineral resources;

•	expectations regarding maintenance and capital expenditures; and

•	the impact of legislative, regulatory, competitive, technological and environmental changes.

Forward-looking information involves significant risks and uncertainties, should not be read as a guarantee of future performance or results, and will not necessarily be an accurate indication of the times at or by which such performance or results will be achieved. In addition, a number of factors could cause actual results to differ materially from the results discussed in the forward-looking information, including, but not limited to, the other risk factors under the heading “Risk Factors” in this Prospectus, and other risk factors relating to the Company and the mining industry, as detailed from time to time in the Company’s filings with the SEC and the Canadian Securities Administrators, including, without limitation, the Company’s most recent AIF. The impact of any one factor on a particular piece of forward-looking information is not determinable with certainty as such factors are interdependent upon other factors, and management’s course of action would depend upon its assessment of the future considering all information then available.

The Company’s business is both highly competitive and subject to various risks. Should any risk factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Unless otherwise indicated, forward-looking information does not take into account the effect that transactions or non-recurring or other special items announced or occurring after the date it is provided may have on the business of the Company. All of the forward-looking information reflected in this Prospectus and the documents incorporated by reference herein are qualified by these cautionary statements. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences for the Company. Forward-looking information is provided and forward-looking statements are made as of the date of this Prospectus and except as may be required by applicable law, the Company disclaims any intention and assumes no obligation to publicly update or revise such forward-looking information or forward-looking statements whether as a result of new information, future events or otherwise.

THE COMPANY

TRX Gold Corporation was originally incorporated under the name “424547 Alberta Ltd.” in the Province of Alberta on July 5, 1990, under the Business Corporations Act (Alberta). The name was changed to “Tan Range Exploration Corporation” on August 13, 1991. The name of the Company was again changed to “Tanzanian Royalty Exploration Corporation” on February 28, 2006. Subsequently, at the 2019 Annual Meeting, the shareholders approved a change of name to Tanzanian Gold Corporation. The name changed to Tanzanian Gold Corporation became effective in the Province of Alberta, Canada on April 17, 2019. The Articles of the Company were further amended on May 24, 2022, to change the name of the Company to its present name of “TRX Gold Corporation”. The Articles of the Company were further amended on February 23, 2023, to allow for meetings of shareholders to be held in any location or manner as determined by the board. The Company is also registered in the Province of British Columbia as an extra-provincial company under the Business Corporations Act (British Columbia).

The principal executive office of the Company is located at 277 Lakeshore Road East, Suite 403, Oakville, Ontario, L6J 1H9, and its telephone number is 1.647.515.3310. We maintain a website at http://www.trxgold.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

The Company’s main area of interest has been in the exploration and development of gold properties, with a primary focus on exploring for and developing gold properties in the United Republic of Tanzania (“Tanzania”). Tanzania remains the focus of the Company’s exploration and development activities. The Company’s primary asset is its interest in the Buckreef Gold Project, a joint venture that is 55% owned by one of the Company’s subsidiaries (TRX Gold Tanzania Limited) and 45% is owned by the State Mining Corporation (“STAMICO”), a Governmental agency of Tanzania.

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The Company is rapidly advancing the Buckreef Gold Project. Anchored by a Mineral Resource published in May 2020, the project currently hosts an NI 43-101 Measured and Indicated Mineral Resource (“M&I Resource”) of 35.88 million tonnes (“MT”) at 1.77 grams per tonne (“g/t”) gold containing 2,036,280 ounces (“oz”) of gold and an Inferred Mineral Resource of 17.8 MT at 1.11 g/t gold for 635,540 oz of gold. The leadership team is focused on creating both near-term and long-term shareholder value by increasing gold production to generate positive cash flow. The positive cash flow will be utilized for exploratory drilling with the goal of increasing the current mineral resource base and advancing the larger project development which represents 90% of current mineral resources. The Company’s actions are guided by the highest environmental, social and corporate governance (“ESG”) standards, evidenced by the relationships and programs that the Company has developed during its nearly two decades of presence in the Geita Region, Tanzania. Please refer to the Company’s NI 43-101.

RECENT DEVELOPMENTS

The Company’s Buckreef Gold Project produced 19,389 ounces in fiscal 2024, in line with revised full year production guidance, and sold approximately 19,075 ounces of gold. This compares to production of approximately 20,759 ounces of gold and sales of 20,864 ounces of gold in fiscal 2023.

The Company expects an increase in throughput and production in fiscal 2025, reflecting a full year of operations from the expanded 2,000 tonnes per day processing plant that was fully commissioned at the end of the fourth quarter 2024. The Company is working on optimizing mill efficiency and is in the process of developing finer grinding initiatives to achieve higher gold recoveries. Additionally, the Company expects to substantially increase exploration drilling in F2025, with a focus on high-priority gold zones, such as Stamford Bridge, as well as Buckreef Main, Buckreef West, Anfield and Eastern Porphyry. The newly discovered Stamford Bridge Zone is highly prospective and may become a bridge between the Buckreef Main Zone, Eastern Porphyry and Anfield Zones.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Company, on a consolidated basis, since August 31st, 2024 (the period end of the most recently filed consolidated annual financial statements of the company incorporated by reference in this prospectus). As of the date of this Prospectus, there were 280,873,229 Common Shares issued and outstanding, as well as 36,190,769 Warrants, 17,008,732 stock options, and 3,284,375 Restricted Stock Units of the Company which, if exercised or settled, would result in the issuance of an additional 338,357,106 Common Shares. The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for capital expenditures, continued exploration, development, acquisitions, general corporate purposes and working capital.

PLAN OF DISTRIBUTION

The Company may sell Securities to or through underwriters or dealers and may also sell Securities to one or more other purchasers directly or through agents, subject to any exemption from registration requirements. The Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices, including sales in transactions that are deemed to be “at-the- market distributions” as defined in ”)NI 44-102, including sales made directly on the NYSE American or TSX or other existing trading markets for the Securities. Any such transactions that are deemed “at-the-market-distributions” will be subject to regulatory approval.

Each Prospectus Supplement relating to a particular offering of Securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and the method of distribution of such Securities, including, to the extent applicable, the initial offering price of the Securities, the proceeds to the Company and any fees, discounts or other compensation payable to such underwriters, dealers or agents and any other material terms of the plan of distribution.

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Underwriters, dealers and agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which they may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Any offering of Debt Securities, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants or Units will not be listed on any securities exchange. Certain dealers may make a market in the Debt Securities, Warrants or Units, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities, Warrants or Units or as to the liquidity of the trading market, if any, for such securities.

In connection with any offering of Securities (other than an “at-the-market distribution” and unless otherwise specified in the relevant Prospectus Supplement), the underwriters, dealers or agents may over- allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser that acquires Securities forming part of an over-allocation position acquires such Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. No underwriter, dealer or agent, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent involved in an “at-the-market distribution” will over- allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

In the event of an underwritten offering of Securities, the underwriters, dealers or agents propose to offer the Securities to the public at the offering price stated in the applicable Prospectus Supplement. After a reasonable effort has been made to sell all of the Securities at the offering price, the underwriters, dealers or agents may subsequently reduce and thereafter change, from time to time, the price at which the Securities are offered; provided that the Securities are not at any time offered at a price greater than the offering price. The compensation realized by such underwriters, dealers or agents will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters, dealers or agents to the Company.

EARNING COVERAGE RATIO

Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Debt Securities pursuant to this Prospectus.

PRIOR SALES

Information in respect of the common shares that the Company issued within the previous 12-month period, including Shares that the Company issued either upon the exercise of options, or any other equity compensation plan, will be provided as required in a Prospectus Supplement with respect to the issuance of securities pursuant to such Prospectus Supplement.

DIVIDEND POLICY

The Company has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Company intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Company's board of directors will review this policy from time to time having regard to the Company’s financing requirements, financial condition, and other factors considered to be relevant.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares without par value. As of the date of this Prospectus, there were 281,873,229 Common Shares issued and outstanding as fully paid and non-assessable Common Shares.

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Each holder of Common Shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the Common Shares entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Common Shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Common Shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding preferred shares.

Holders of Common Shares have no pre-emptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common share. All outstanding Common Shares are, and the Common Shares offered by us in this offering, when issued and paid for, will be fully paid and non-assessable. The rights, preferences and privileges of the Common Shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred share which we may designate in the future.

DESCRIPTION OF WARRANTS

General

We may issue Warrants to purchase Common Shares. We may issue the Warrants independently or together with any underlying securities, and the Warrants may be attached or separate from the underlying securities. We may also issue a series of Warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.

The following description is a summary of selected provisions relating to the Warrants that we may issue. The summary is not complete. When Warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the Warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of Warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of Warrants.

When we refer to a series of Warrants, we mean all Warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any Warrants that we may offer, including, but not limited to, the following:

•	the title of the Warrants;
•	the total number of Warrants;
•	the price or prices at which the Warrants will be issued;
•	the price or prices at which the Warrants may be exercised;
•	the currency or currencies that investors may use to pay for the Warrants;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•	whether the Warrants will be issued in registered form or bearer form;

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•	information with respect to book-entry procedures, if any;
•	if applicable, the minimum or maximum amount of Warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the underlying securities with which the Warrants are issued and the number of Warrants issued with each underlying security;
•	if applicable, the date on and after which the Warrants and the related underlying securities will be separately transferable;
•	if applicable, a discussion of certain Canadian and/or United States federal income tax considerations;
•	if applicable, the terms of redemption of the Warrants;
•	the identity of the warrant agent, if any;
•	the procedures and conditions relating to the exercise of the Warrants; and
•	any other terms of the Warrants, including terms, procedures, and limitations relating to the exchange and exercise of the Warrants.

Warrant Agreement

We may issue the Warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the Warrants issued under that agreement. Any holder of Warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those Warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the Warrants in registered form or bearer form. Warrants issued in registered form, i.e. book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the Warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue Warrants in non-global form, i.e. bearer form. If any Warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their Warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their Warrants, holders of Warrants exercisable for common shares will not have any rights of holders of common share and will not be entitled to dividend payments, if any, or voting rights of the common shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or information incorporated by reference. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised Warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

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DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into Common Shares. We may issue the debt securities independently or together with any underlying securities, and Warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of Warrants. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a debt security document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture, if any.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•	The title of the debt securities;
•	The total amount of the debt securities;
•	The amount or amounts of the debt securities will be issued and interest rate;
•	The conversion price at which the debt securities may be converted;
•	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;
•	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;
•	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;
•	If applicable, a discussion of material Canadian and/or United States federal income tax consideration;
•	If applicable, the terms of the payoff of the debt securities;
•	The identity of the indenture agent, if any;
•	The procedures and conditions relating to the exercise of the debt securities; and
•	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue Warrants in non-global form, i.e. bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their Warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or information incorporated by reference.

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Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of Common Shares, and will not be entitled to dividend payments, if any, or voting rights of the Common Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our common share and Warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

•	The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Shares” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

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TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading on the TSX and on the NYSE under the symbol “TRX”. The closing price of a Common Share on the TSX on January 9, 2025 and on the NYSE American on January 8, 2025, the last trading day before the date of this Prospectus, was Cdn$0.485 and US$0.3349, respectively.

Information regarding trading price and volume of the Securities will be provided as required for all of the Company’s issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

INTERESTS OF EXPERTS

Information relating to certain of the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Virimai Projects (“Virimai”) and Crundwell Metallurgy (“Crundwell”) and this information has been included in reliance on such company’s expertise. Each of Virimai and Crundwell is a qualified person as such term is defined in NI 43-101. None of Virimai and Crundwell, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding securities of any class and less than 1% of the outstanding securities of the Company’s associates or affiliates.

Dale Matheson Carr-Hilton Labonte LLP, as auditors of the Company, has advised the Company that it is independent from us within the meaning of Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

ADDITIONAL DISCLOSURE

Cease Trade Orders

Mr. Norman Betts served as a director of Intellipharmaceutics International Inc. (“IPC”) from January 1, 2019 to October 30, 2024. On October 31, 2024, IPC filed an assignment in bankruptcy pursuant to the provisions of the Bankruptcy and Insolvency Act (Canada) and a trustee in bankruptcy was appointed. In addition, IPC was subject to two general "failure to file" cease trade orders, one issued on March 6, 2023 and subsequently revoked on June 7, 2023, and one issued on March 5, 2024 that remains in place.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, 1140 Pender St. W Suite 1500, Vancouver, BC, V6E 4G1.

The transfer agent and registrar for the Common Shares is Odyssey Trust Company at its principal offices in 409 Granville Street, Suite 350, Vancouver, BC, Canada, V6C 1T2.

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RISK FACTORS

Prospective investors in a particular offering of the Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to such offering and the information incorporated, or deemed to be incorporated, by reference herein, including the risk factors, uncertainties and additional information set forth in the Company’s most recent annual information form, for the purposes of such offering, and the risk factors listed below.

No Market for Debt Securities, Warrants or Units

There is currently no market through which Debt Securities, Warrants or Units that may be offered under this Prospectus and any Prospectus Supplement may be sold, and purchasers of such securities may not be able to resell such securities. No assurance can be given that an active or liquid trading market for the Debt Securities, Warrants or Units will develop or, if developed, that such market will be sustained. This may affect the pricing of the Debt Securities, Warrants and Units in the secondary market, the transparency and availability of trading prices and the liquidity of such securities. The public offering prices of the Debt Securities, Warrants and Units may be determined by negotiation between the Company and underwriters based on several factors and may bear no relationship to prices at which such securities will trade in the public market subsequent to such offering. See “Plan of Distribution.”

The Company’s exploration and development activities are highly speculative and involve substantial risks

Except for the Buckreef Gold Project, all of the other Company’s exploration prospects on the Company’s special mining license (“SML”) are in the exploration stage and no mineral reserves have been established. The Company’s exploration work may not result in the discovery of mineable deposits of ore in a commercially economical manner. There may be limited availability of water, which is essential to milling operations, and interruptions may be caused by adverse weather conditions. The Company’s future operations, if any, are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls.

The Company has uninsurable risks

The Company’s business is capital intensive and subject to a number of risks and hazards, including environmental pollution, accidents or spills, industrial and transportation accidents, labour disputes, changes in the regulatory environment, natural phenomena (such as inclement weather conditions, earthquakes, pit wall failures and cave-ins) and encountering unusual or unexpected geological conditions. Many of the foregoing risks and hazards could result in damage to, or destruction of the Company’s mineral properties or future processing facilities, personal injury or death, environmental damage, delays in or interruption of or cessation of their exploration or development activities, delay in or inability to receive regulatory approvals to transport their products, or costs, monetary losses and potential legal liability and adverse governmental action. The Company may be subject to liability or sustain loss for certain risks and hazards against which they do not or cannot insure or which it may reasonably elect not to insure. This lack of insurance coverage could result in material economic harm to the Company.

The Company depends on key personnel

The senior officers of the Company will be critical to its success as will recruiting qualified personnel as the Company grows. The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition, worldwide, for such persons is intense. As the Company’s business activity grows, it will require additional key financial, administrative, regulatory, and mining personnel as well as additional operations staff. If the Company is not successful in attracting and training qualified personnel, the efficiency of its operations could be affected, which could have an adverse impact on future cash flows, earnings, results of operations and the financial condition of the Company.

Certain Company directors or officers may have a conflict of interest

Directors and officers of the Company are or may become directors or officers of other reporting companies or have significant shareholdings in other mineral resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate, the directors and officers of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. The Company and its directors and officers will attempt to minimize such conflicts. In the event that such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases the Company may establish a special committee of independent directors to review a matter in which one or more directors, or officers, may have a conflict. In determining whether or not the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk to which the Company may be exposed and its financial position at that time.

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The Company has a limited property portfolio

Currently, the Company holds an interest in the Buckreef Gold Project, the Company’s principal property. As a result, unless the Company develops its other properties or acquires additional property interests, any adverse developments affecting the Buckreef Gold Project could have a material adverse effect upon the Company and would materially and adversely affect the potential future mineral resource production, profitability, financial performance and results of operations of the Company.

The Company is subject to growth-related risks

The Company may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls, as well as on its employee base. The ability of the Company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the Company to deal with this growth may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Foreign corrupt practices legislation

The Company is subject to the Foreign Corrupt Practices Act (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), the U. S. Foreign Corrupt Practices Act of 1977, as amended, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by persons and issuers as defined by the statutes, for the purpose of obtaining or retaining business. It is the Company’s policy to implement safeguards to discourage these practices by its employees; however, its existing safeguards and any future improvements may prove to be less than effective, and the Company’s employees, consultants, sales agents or distributors may engage in conduct for which the Company might be held responsible. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect the Company’s business, results of operations or financial condition. In addition, actual or alleged violations could damage the Company’s reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and could consume significant time and attention of management.

Security breaches and other disruptions could compromise the Company’s information and expose it to liability, which would cause its business and reputation to suffer

In the ordinary course of the Company’s business, it collects and stores sensitive data, including intellectual property, its proprietary business information and that of its business partners, and personally identifiable information of its employees in its data centers and on its networks. The secure processing, maintenance and transmission of this information is critical to the Company’s operations and business strategy. Despite its security measures, the information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise the Company’s networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, potential liability under laws that protect the privacy of personal information, and potential regulatory penalties, disrupt the Company’s operations and damage its reputation, and cause a loss of confidence in the Company, which could adversely affect its business and competitive position.

The Company may be characterized as a passive foreign investment company

The Company may be characterized as a passive foreign investment company (“PFIC”). If the Company is determined to be a PFIC, its U.S. shareholders may suffer adverse tax consequences. Under the PFIC rules, for any taxable year that the Company’s passive income or its assets that produce passive income exceed specified levels, the Company will be characterized as a PFIC for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences for the Company’s U.S. shareholders, which may include having certain distributions on its Common Shares and gains realized on the sale of its Common Shares treated as ordinary income, rather than as capital gains income, and having potentially punitive interest charges apply to the proceeds of sales of the Company’s Common Shares and certain distributions.

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Certain elections may be made to reduce or eliminate the adverse impact of the PFIC rules for holders of the Company’s Common Shares, but these elections may be detrimental to the shareholder under certain circumstances. The PFIC rules are extremely complex and U.S. investors are urged to consult independent tax advisers regarding the potential consequences to them of the Company’s classification as a PFIC. See “Certain United States Federal Income Tax Considerations.”

The exploration for and development of mineral deposits involves significant risks

Mineral exploration is highly speculative in nature. There is no assurance that exploration efforts will be successful. Even when mineralization is discovered, it may take several years until production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish proven and probable mineral reserves through drilling. Because of these uncertainties, no assurance can be given that exploration programs will result in the establishment or expansion of mineral resources or mineral reserves. There is no certainty that the exploration expenditures made by the Company towards the search and evaluation of mineral deposits will result in discoveries or development of mineral reserves. Mining operations generally involve a high degree of risk. The Company’s operations are subject to the hazards and risks normally encountered in mineral exploration and development, including environmental hazards, explosions, and unusual or unexpected geological formations or pressures. Such risks could result in damage to, or destruction of, mineral properties, personal injury, environmental damage, delays in mining, monetary losses and possible legal liability.

Mining exploration, development and operating activities are inherently hazardous. The Company’s exploration activities may be interrupted by mining accidents such as cave-ins, rock falls, rock bursts, pit wall failures, fires or flooding. In addition, exploration activities may be reduced if unfavorable weather conditions, ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable than expected to mining or treatment, dilution increases or electrical power is interrupted. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Company’s failure to achieve current or future exploration and production estimates.

The Company cannot accurately predict whether commercial quantities of ore as estimated or projected in the pre-feasibility study will continue to be established as commercial production continues

Whether an ore body will be commercially viable depends on a number of factors beyond the control of the Company, including the particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to permitting, prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The Company cannot accurately predict the exact effect of these factors, but the combination of these factors may result in a mineral deposit being unprofitable. Although the mineral resource estimates included herein have been prepared by the Company, or, in some instances have been prepared, reviewed or verified by independent mining experts, these amounts are estimates only and there is a risk that a particular level of recovery of gold or other minerals from mineral resource will not in fact be realized or that an identified mineralized deposit, if any, will never qualify as a commercially mineable or viable reserve.

Pandemic or other health crisis may adversely affect or restrict the Company’s business and exploration activities

The Company faces risks related to health epidemic and other outbreaks of communicable diseases, which could significantly disrupt its operations and may materially and adversely affect its business, financial operations and results of operations. A health crisis can impact the Company’s business, including its operations and the market for its securities. Future developments surrounding a potential health crisis, such as COVID-19, Ebola, malaria, HIV/AIDS and tuberculosis, are highly uncertain and cannot be predicted at this time. Such future developments include the duration, severity and scope of an outbreak, including a new pandemic or other health crises, and the actions taken to contain or treat an outbreak. In particular, a health crisis could materially and adversely impact the Company’s business including without limitation, increased insurance premiums, limitations on travel, supply chain interruption, inflation, and other factors that will depend on future developments beyond the Company’s control. While these effects are expected to be temporary, the duration of the business disruptions internationally and related financial impact cannot be reasonably estimated at this time. The Company will continue to monitor and stay informed of the global and local reactions to various health crisis and is taking action wherever and whenever possible to mitigate the impact of any health crisis on the staff and operations of the Company. At this time, the Company’s operations have not been materially affected by a health crisis; however, no assurance can be given that a health crisis will not materially affect the Company’s operations in the future.

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The Company may not be able to continue to establish the presence of minerals on a commercially viable basis

The Company’s ability to generate revenues and profits, if any, is expected to occur through exploration and development of its existing properties as well as through acquisitions of interests in new properties. The Company may need to incur substantial expenditures in an attempt to continue to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors beyond the Company’s control, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. In addition, there is a degree of uncertainty attributable to the calculation and estimates of Mineral Resources and the corresponding metal grades to be mined and recovered. Until Mineral Resources are mined and processed, the quantities of mineralization and metal grades must be considered as estimates only. Any material change in the quantity of Mineral Resources, grades and recoveries may affect the economic viability of the Company’s property. The Company’s existing or future exploration programs or acquisitions, accordingly, may not result in the identification of deposits that can be mined profitably.

The Company depends on consultants, geologists and engineers for its exploration programs

The Company has relied upon consultants, geologists, engineers and others and intends to rely on these parties for exploration and development expertise. Substantial expenditures are required to construct mines, to establish mineral resources and reserves through drilling, to carry out environmental and social impact assessments, to develop metallurgical processes to extract metal from mineral reserves and, in the case of new properties, to develop the exploration and plant infrastructure at any site. If such parties’ work is deficient or negligent or is not completed in a timely manner, it could have a material adverse effect on the Company.

Development of the Company’s projects is based on estimates and the Company cannot guarantee that its projects, if any, will be placed into commercial production or continue with commercial production

Potential production and revenues generated from any of the Company’s properties are estimates only. Estimates are based on, among other things, mining experience, resource estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics) and estimated rates and costs of mining and processing. The Company’s actual production from the Buckreef Gold Project may be lower than its production estimates. Each of these factors also applies to future development properties not yet in production at the Company’s other projects. In the case of mines that the Company may develop in the future, it does not have the benefit of actual experience in its estimates, and there is a greater likelihood that the actual results will vary from the estimates. In addition, development and expansion projects are subject to unexpected construction and start-up problems and delays.

The Company’s exploration activities are subject to various Environmental, Health and Safety Laws and Regulations

The Company’s activities are subject to extensive laws and regulations governing environmental protection and employee health and safety. Environmental legislation is evolving in a manner that is creating stricter standards, while enforcement, fines and penalties for non-compliance are more stringent. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations. Furthermore, any failure to comply fully with all applicable laws and regulations could have significant adverse effects on the Company, including the suspension or cessation of operations.

Exploration and mining operations involve risks of releases to soil, surface water and groundwater of metals, chemicals, fuels, liquids having acidic properties and other contaminants. Significant risk of environmental contamination from present and past exploration or mining activities still exists for mining companies. The Buckreef Gold Project, except for the main pit, has been the site of artisanal mining. The Company may be liable for environmental contamination and natural resource damages relating to properties that they currently own or operate or at which environmental contamination occurred while or before they owned or operated the properties. No assurance can be given that potential liabilities for such contamination or damages caused by past artisanal mining activities at the Buckreef Gold Project do not exist or that the Company will not be alleged to be responsible for historical liabilities at the Buckreef Gold Project.

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In addition, environmental regulators are increasingly requiring financial assurances to ensure that the cost of decommissioning and reclaiming sites is borne by the parties involved, and not by government. It is not possible to predict what level of decommissioning and reclamation (and financial assurances relating thereto) may be required in the future by regulators.

The Company’s exploration activities are subject to community relations and license to operate

The Company’s relationship with the local communities, local authorities, and artisanal miners where it operates is critical to ensure the future success of its existing activities and the potential development and operation of its projects. Failure by the Company to maintain good relations with local stakeholders can result in adverse claims and difficulties for the Company. There is also an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Non-Governmental Organizations (“NGOs”) and civil society groups, some of which oppose resource development, are often vocal critics of the mining industry and its practices, including the use of hazardous substances and the handling, transportation, and storage of various waste, including hazardous waste. Adverse publicity generated by such NGOs and civil society groups or others related to the extractive industries generally, or the Company’s operations specifically, could have a material adverse impact on the Company and its reputation. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to the Company’s overall ability to advance its projects, which could have a material adverse impact on the Company’s business, results of operations and financial condition.

The Company’s exploration activities are subject to various Licenses and Permits, other Laws and Regulations

The Company’s exploration and development activities require permits and approvals from various government authorities, and are subject to extensive federal, regional and local laws and regulations governing prospecting, exploration, development, production, transportation, exports, taxes, labour standards, occupational health and safety, mine safety and other matters. Such laws and regulations are subject to change, can become more stringent and compliance can therefore become more time-consuming and costly. In addition, the Company may be required to compensate those suffering loss or damage by reason of its activities. The Company will be required to obtain additional licenses and permits from various governmental authorities to continue and expand its exploration and development activities. There can be no guarantee that the Company will be able to maintain or obtain all necessary licenses, permits and approvals that may be required to explore and develop its properties. While the Company does not believe that the changes proposed to Regulation 6(2) of the Mining (State Participation) Regulations 2022 in September, 2022 will have a material effect on the Company’s interest in the Buckreef Gold Project, the full implications of this change and any further changes in laws, policies and regulatory framework could negatively impact the Company and its assets.

The Company’s exploration activities are subject to various commitments

The Company’s mining properties may be subject to various land payments, royalties and/or work commitments. Failure by the Company to meet its payment obligations or otherwise fulfill its commitments under these agreements could result in the loss of related property interests. Additionally, any contractual disagreements may be subject to extensive legal, administrative or arbitral proceedings, which may affect the Company’s rights and may involve significant time and costs to conclude.

The Company may not have clear title to its properties

The Company has investigated its rights to exploit the Buckreef Gold Project, and, to the best of its knowledge, its rights are in good standing. However, no assurance can be given that such rights will not be revoked, or significantly altered, to its detriment. There can also be no assurance that the Company’s rights will not be challenged or impugned by third parties, including local communities.

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Some of the Company’s mineral claims may overlap with other mineral claims owned by third parties which may be considered senior in title to the Company mineral claims. The junior claim is only invalid in the areas where it overlaps a senior claim. The Company has not determined which, if any, of the Company mineral claims is junior to a mineral claim held by a third party.

Although the Company is unaware of any existing title uncertainties with respect to Buckreef Gold Project, there is no assurance that such uncertainties will not result in future losses or additional expenditures, which could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.

Revenues

Although the Company has begun production at the Buckreef Gold Project, there can be no assurance that the Buckreef Gold Project will be profitable from its operations, and even though it may be profitable from operations, that such operating profits will be sufficient to pay for the Company’s current and planned operating expenses and capital expenditures. The Company’s operating expenses and capital expenditures may increase in subsequent years as consultants, personnel and equipment associated with the exploration, development and expansion of its properties are advanced. The development of the Company’s properties may continue to require the commitment of substantial resources. There can be no assurance that the Company will be able to fund its continuing operations on an ongoing basis. There can be no assurance that TRX will achieve long-term profitability.

The Company may require additional capital

The Company will continue to incur development and exploration costs for its plan of operations including in-fill drilling, exploration and technical work for development of the sulphide mineralized material at its Buckreef Gold Project and therefore the Company may require additional capital. Although the Company had cash of approximately 8.3 million at August 31, 2024, such amount may be insufficient for the Company’s development and exploration plans and operating expenses. Ultimately, the Company’s ability to continue its exploration activities depends in part on the Company’s ability to generate profits or to obtain financing through joint ventures, debt financing, equity financing, production sharing agreements or some combination of these or other means. Further the raising of additional capital by the Company may dilute existing shareholders. No assurance can be given that the Company will be able to raise capital in the future.

As of August 31, 2024, the Company’s internal controls and procedures over financial reporting were ineffective, and if the Company continues to fail to improve such controls and procedures, investors could lose confidence in the Company’s financial and other reports, the price of its shares of common stock may decline, and it may be subject to increased risks and liabilities.

As a public company, the Company is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that the Company file annual reports with respect to its business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that the Company include a report of its management on the Company’s internal control over financial reporting. The Company is also required to include certifications of its management regarding the effectiveness of its disclosure controls and procedures. For the year ended August 31, 2024, the Company concluded that ICFR was not effective due to a material weakness relating to its information technology general controls (“ITGC”). The Company relies on a third-party service provider that manages its enterprise resource planning (“ERP”) software. As at August 31, 2024, the vendor did not have an assurance audit report to confirm the appropriate ITGCs were in place. As a result, the Company was unable to assess the internal controls related to security, availability, processing integrity and confidentiality surrounding the ERP. The Company did not have appropriate controls to monitor the vendor’s control environment and ITGCs as per the criteria established in the COSO 2013 Framework.

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ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

The Company is a corporation existing under the Business Corporations Act (Alberta). All of the Company’s directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and all of the Company’s assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

The Company appointed National Registered Agents, Inc., 1015 15th Steet N.W., Suite 1000, Washington, DC 20005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

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PART II - INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Under the Business Corporations Act (Alberta), the Company may indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer or a body corporate of which the Company is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Company or other entity, and the Company may advance moneys to such an individual for the costs, charges and expenses of such a proceeding. The Company may not indemnify such an individual, unless the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In addition, the individual must repay any moneys advanced by the Company if the individual has not fulfilled the conditions set out in the preceding sentence. Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. Such an individual is entitled to indemnification from the company as a matter of right if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual fulfilled the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Alberta), the by-laws of the Company provide that the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or a body corporate of which the Company is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or other entity if he acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he acted as a director or officer at the company’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Company shall also indemnify such person in such other circumstances as the Business Corporations Act (Alberta) permits or requires.

The Company maintains a Directors’ & Officers’ insurance policy for the benefit of the directors and officers of the Company and its subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the securities act, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the securities act and is therefore unenforceable.

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Exhibits Number	Description

4.1	Annual Information Form for the fiscal year ended August 31, 2024 (incorporated by reference to Exhibit 99.1 of Form 40-F for the fiscal year ended August 31, 2024 filed with the SEC on November 29, 2024)

4.2	Audited Consolidated Financial Statements of the Company for the years ended August 31, 2024 and 2023, together with the notes thereto and the auditor’s report thereon (incorporated by reference to Exhibit 99.2 of Form 40-F for the fiscal year ended August 31, 2024 filed with the SEC on November 29, 2024)

4.3	Management’s Discussion and Analysis of the financial condition and results of operations of the Company for the year ended August 31, 2024 (incorporated by reference to Exhibit 99.3 of Form 40-F for the fiscal year ended August 31, 2024 filed with the SEC on November 29, 2024)

4.4	Exhibit 99.2 to our Form 6-K for March 2024 filed with the SEC on March 14, 2024 regarding our Notice of Annual General and Special Meeting and Information Circular in connection with our Annual General and Special Meeting;

4.5	NI 43-101 Technical Report: Updated Mineral Resource Estimate for the Buckreef Gold Mine Project, Tanzania, East Africa (Incorporated by reference to Form 6-K for June 2020 filed with the SEC on June 25, 2020, as amended on July 20, 2021)

5.1*	Consent of Dale Matheson Carr-Hilton Labonte LLP, Chartered professional accountants

5.2**	Consent of Virimai Projects

5.3**	Consent of CM Solutions (Pty) Ltd.

6.1**	Power of Attorney (set forth on signature page to the Registration Statement)

107**	Filing Fee

*       Filed herewith

**     Previously filed.

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PART III - UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the Securities registered pursuant to Form F-10 or to transactions in said Securities.

Item 2. Consent to Service of Process

The Registrant has previously filed with the Commission a written Irrevocable Consent and Power of Attorney on Form F-X.

Any change to the name and address of agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Country of Canada, on January 14, 2025.

TRX Gold Corporation

By: /s/ Stephen Mullowney

Stephen Mullowney, Chief Executive Officer

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Stephen Mullowney	January 14, 2025
Stephen Mullowney, Director
Chief Executive Officer
(Principal Executive Officer)

*	January 14, 2025
Shubo Rakhit, Chairman

*	January 14, 2025
Dr. Norman Betts, Director

*	January 14, 2025
Richard J. Steinberg, Director

/s/ Michael P. Leonard	January 14, 2025
Michael P. Leonard, Chief Financial Officer
(Principal Financial and Accounting Officer) * Pursuant to Power of Attorney By: /s/ Stephen Mullowney Name: Stephen Mullowney Title: Attorney-in-Fact	January 14, 2025